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                                                                    EXHIBIT 10.3



                    FY 2001 CMGI Executive Bonus Plan


Plan Objective:     To attract, motivate and retain select Executives based on the achievement of CMGI business accomplishments

Eligibility:        David Wetherell and his Corporate Executive direct reports and select private subsidiary CEOs

Performance

Measurements:

                    . Financial - consolidated performance of all Subsidiaries and Corporate CMGI

                      .  Net Revenue

                      .  Profitability (Operating Margin less Amortization)

                      .  Cash

                      Financial plan may be modified during the fiscal year as necessary as a result of mergers, acquisitions, divestitures, etc.

                    . Operational

                      . Successfully align CMGI into 6 successful Segments and achieve profitability for 5 out of the 6 segments by end of FY 2001

                         . Success will be measured based on ongoing feedback from Operating Companies assessing value they receive from other Operating Companies

                         .    Achieve profitability goals

                    . Attract and retain key talent to strengthen organizational structure of the Company

                         . Success will be measured through performance reviews, attrition statistics, etc.

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FY 2001 Target

Bonus: Payments will be made based on the CMGI annual accomplishments against the performance objectives stated above. Payouts may range from 0 - 200% of target bonus based on leverage table below. Minimum performance attainment of 80% must be met in order for any payments to be made. Maximum payout is 200%. Every 1% increase or decrease in performance equals 2.5% increase or decrease in payout. Final payments will be made after the end of Fiscal Year 2001. Payment of bonuses and any determination of eligibility for payment of bonuses are solely at the discretion of the CMGI Board.

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               Bonus Plan
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               Performance    *80%    80%    90%    100%   110%    120%  **140%

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               Payout           0%    50%    75%    100%   125%    150%    200%

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Employment

Status: In order to be eligible to receive any cash award under this Plan, participants must be actively employed by CMGI or a subsidiary of CMGI through the end of Fiscal Year 2001. If a participant's employment ends prior to July 31, 2001 for any reason or no reason, he/she would be ineligible to receive any bonus payments hereunder.

Participants:  Participation in the plan may vary from year to year and is determined by the CMGI Human Resources and Compensation Committee. The following is a list of FY 2001 participants. CEO's of public companies are not eligible to be enrolled in this CMGI Executive Bonus.

               Executive                 Company              CMGI Target Bonus
               ---------                 -------              -----------------
               David Wetherell           CMGI, Inc.           $ 530,000

               Andy Hajducky             CMGI, Inc,           $ 338,000

               Dave Andonian             CMGI, Inc.           $ 125,000

               Jeff Yanagi               CMGI, Inc.           $ 110,000

               Bill Williams             CMGI, Inc.           $  50,000

*   Less than
**  Greater than or equal to

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              Charles Berger              CMGion              $ 25,000

              Jack Hughes                 Tallan              $ 25,000

              Greg Jones                  uBid                $ 25,000

              David Tolmie                Yesmail             $ 25,000

              Rich Torre                  SalesLink           $ 25,000


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